Exhibit 99.1

VaxGen Advances Toward Filing Its Financial Statements

as Celltrion Completes Preparation

of U.S. GAAP Financial Statements

BRISBANE, Calif. – January 25, 2006 – VaxGen, Inc. (Pink Sheets: VXGN.PK) announced today that Celltrion, Inc. has completed the preparation of its financial statements according to U.S. Generally Accepted Accounting Principles (GAAP) for the period from its inception to December 31, 2003 and submitted them to its independent auditors. Celltrion is a biopharmaceutical manufacturing company in the Republic of Korea, 21% of which is owned by VaxGen.

“With this milestone completed, we believe we now have resolved all of the significant issues that stood between us and the completion of our restatements and have entered the final phase of our restatement process,” said Kevin C. Lee, CPA, VaxGen’s Acting Chief Financial Officer. “Up until now, our restatement program has required researching and analyzing numerous transactions, some dating back as far as the year 2000. Now, for the first time, our focus has shifted to the more routine work of completing financial statements for review by our independent auditors and then filing them with the U.S. Securities and Exchange Commission (SEC).”

Lee added: “We still need to complete the preparation of our financial statements and submit them to our independent auditors, and we do not expect to file our currently outstanding financial statements in the first quarter. However, we do anticipate submitting our amended 2003 annual report draft on Form 10-K/A to our independent auditors in the current quarter. Once that task is accomplished, we believe the process of completing and submitting our remaining financial statement drafts to our auditors and subsequently the filing of our remaining outstanding reports with the SEC will proceed rapidly, because these subsequent documents will not include restatements.”

Next Steps

As VaxGen has announced previously, it believes the following steps remain in the process leading to the filing of all of the company’s outstanding financial statements.

•

Issuance of an audit opinion by Celltrion’s independent auditors for the years ended December 31, 2003. Audited financial statements for Celltrion are required so that VaxGen can record its investment in Celltrion and its share of Celltrion’s results in its own financial statements using the equity method of accounting;

•

Completion and submission of VaxGen’s amended annual report on Form 10-K/A for the year ended December 31, 2003 to its independent auditors, as described earlier in this press release. This document will include restated financial statements for the years 2001 and 2002;

•	Filing of the 2003 annual report on Form 10-K/A with the SEC; and

•

Repetition of the steps described above for VaxGen’s annual report on Form 10-K for the year ended December 31, 2004 and related quarterly reports on Forms 10-Q, followed by an audit of 2005 and filing of the same Forms for the year ended December 31, 2005 and any outstanding quarterly reports for 2006.

As previously announced, VaxGen, with the concurrence of its independent auditors, determined in 2004 that it was necessary to restate its financial statements, principally to apply a more appropriate policy for recognizing revenue from certain government contracts. The change in VaxGen’s revenue recognition policy is not associated with any impropriety and is expected to result in an increase in VaxGen’s revenues for the two-year period ended December 31, 2003. The project was later expanded to include recognition of VaxGen’s investment in Celltrion, the incorporation of Celltrion’s financial results and the GAAP audit of Celltrion and other matters.

Neither the restatement of VaxGen’s financial statements nor the incorporation of Celltrion’s financial results is expected to have a material effect on existing cash balances.

As a result of the planned restatement of financial statements for fiscal years 2001, 2002, and 2003, the annual and quarterly reports previously filed with the SEC for these periods should not be relied upon.

About VaxGen

VaxGen, Inc. is a biopharmaceutical company engaged in the development, manufacture and commercialization of biologic products for the prevention and treatment of human infectious diseases, including anthrax, smallpox and Meningitis B. The company has been awarded an $877.5 million U.S. government contract to provide 75 million doses of its recombinant anthrax vaccine for civilian biodefense. Based in Brisbane, Calif., VaxGen operates a wholly owned manufacturing facility in California and owns 21% of Celltrion, Inc., a South Korean subsidiary established to provide contract manufacturing to the global pharmaceutical industry. For more information, please visit the company’s web site at: http://www.vaxgen.com.

Note: This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements include without limitation, the timing and progress of the completion of the review of audit of Celltrion’s financial statements by its independent auditors; the timing and completion of the audit, preparation or filing of VaxGen’s financial statements with the SEC. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Reference should be made to Item 8.01 of the company’s Current Report on Form 8-K filed by VaxGen on March 31, 2005, under the heading “Risk Factors” for a more detailed description of such risks. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. VaxGen undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.

Contacts:

Media:

Paul Laland

Vice President, Public Affairs

(650) 624-1041

Investors and Financial Analysts:

Lance Ignon

Vice President, Corporate Affairs

(650) 624-1041